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PRICING SUPPLEMENT NO. 2 DATED DECEMBER 1, 1998 TO PROSPECTUS DATED
AUGUST 28, 1998 AND PROSPECTUS SUPPLEMENT DATED SEPTEMBER 24, 1998

                           THE NEW YORK TIMES COMPANY
                               MEDIUM-TERM NOTES
                                  (FIXED RATE)

                  DUE MORE THAN NINE MONTHS FROM DATE OF ISSUE

PRINCIPAL AMOUNT: $49,500,000

PRICE TO PUBLIC: 100.00%

AGENT'S COMMISSION: 0.625%

NET PROCEEDS TO ISSUER: $49,190,625

SELLING AGENTS: MORGAN STANLEY DEAN WITTER, CHASE SECURITIES INC.
                  SALOMON SMITH BARNEY

ORIGINAL ISSUE DATE: DECEMBER 4, 1998

INTEREST RATE: 5.625%

INTEREST PAYMENT DATES: FEBRUARY 15 AND AUGUST 15, COMMENCING
                            FEBRUARY 15, 1999

STATED MATURITY DATE: DECEMBER 4, 2008

REGULAR RECORD DATES: FEBRUARY 1 AND AUGUST 1

SPECIFIED CURRENCY: U.S. DOLLARS

REDEEMABLE BY THE COMPANY: NO

REDEMPTION COMMENCEMENT DATE: NOT APPLICABLE

REDEMPTION PRICE: NOT APPLICABLE

REDEMPTION PERIOD: NOT APPLICABLE

REPAYABLE AT THE OPTION OF HOLDER: NO

REPAYMENT DATES: NOT APPLICABLE

REPAYMENT PRICES: NOT APPLICABLE

FORM:

/X/ Global Note                  / / Certified

DISCOUNT RATE: NONE
DEFAULT RATE: NONE

OTHER PROVISIONS:

    The aggregate principal amount of this offering is $49,500,000 and relates only to Pricing Supplement No. 2. Notes may be issued by The New York Times Company in the aggregate principal amount of up to $300,000,000 or its equivalent in one or more currencies or composite currencies. To date, including this offering, an aggregate of $99,000,000 of Notes is outstanding.